VOTING AGREEMENT
                           (Diversa Stockholders)



     THIS VOTING AGREEMENT (this "Agreement") is entered into as of February 12, 2007, by and between CELUNOL CORP., a Delaware corporation (the "Company"), and the Major Stockholders of DIVERSA CORPORATION, a Delaware corporation ("Parent") whose signatures appear on the signature pages to this Agreement (each a "Major Stockholder"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

                             RECITALS

A. Each Major Stockholder is a holder of record and the 'beneficial owner' (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of certain shares of common stock of Parent.

B. Parent, the Company, Concord Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent and the Company Stockholders' Representative have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation and continuing as a wholly-owned subsidiary of Parent (the "Merger").

C. In the Merger, the outstanding shares of common stock and preferred stock of the Company are to be converted into the right to receive shares of common stock of Parent as specified in the Merger Agreement.

D. In order to induce the Company to enter into the Merger Agreement, each Major Stockholder is entering into this Agreement.

                               AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.   CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) Each Major Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if such Major Stockholder: (I) is the record owner of such security; or (ii) is the 'beneficial owner' (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(b) "Subject Securities" shall mean (I) the securities of Parent (including the shares of Parent Common Stock and options to acquire Parent Common Stock, the Parent Warrants and other rights to acquire shares of Parent Common Stock) Owned by the applicable Major Stockholder as of the date of this Agreement as set forth on such Major Stockholder's signature page to this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which each Major Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

(c) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (I) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company; or (iii) reduces such Person's beneficial ownership of, interest in, control over or risk relating to such security.

(d) "Voting Covenant Expiration Date" shall mean the earlier of the date upon which the Merger Agreement is validly terminated, or the date upon which the Merger is consummated.

2.   TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Major Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Major Stockholder's Subject Securities to be effected.

2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Covenant Expiration Date, each Major Stockholder shall ensure that (a) none of such Major Stockholder's Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of such Major Stockholder's Subject Securities, with respect to, in the case of each of (a) and (b) above, any meeting of the stockholders of Parent, however called, and in any written action by consent of the stockholders of Parent, related to any proposal that the Major Stockholder has agreed to vote 'for' or 'against' as set forth in Sections 3.1(a)- below.

2.3 Permitted Transfers. Sections 2.1 and 2.2 shall not prohibit a Transfer of Parent Common Stock by any Major Stockholder (I) to any member of his or her immediate family, or to a trust for the benefit of such Major Stockholder or any member of his or her immediate family, (ii) upon the death of such Major Stockholder, (iii) if such Major Stockholder is a partnership or limited liability company, to one or more partners or members of such Major Stockholder or to an affiliated corporation under common control with such Major Stockholder or (iv) with respect to Edward T. Shonsey, Anthony E. Altig, William H. Baum and Patrick Simms pursuant to a plan adopted pursuant to Rule 10b5-1 under the Exchange Act, whether or not such plan is in existence on the date hereof; /provided, however,/ that a Transfer referred to in clauses (I),
(ii) or (iii) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by the terms of this Agreement.

3.   VOTING OF SHARES

3.1 Voting Covenant Prior to Termination of Merger Agreement. Each Major Stockholder hereby agrees that, prior to Voting Covenant Expiration Date, at any meeting of the stockholders of Parent, however called, and in any written action by consent of the stockholders of Parent, unless otherwise directed in writing by the Company, each Major Stockholder shall cause such Major Stockholder's Subject Securities to be voted, as applicable:

(a) in favor of the issuance of Parent Common Stock pursuant to the Merger and any action required to consummate the Merger;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement; and

(c) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or any subsidiary of Parent; (B) any sale, lease or transfer of a material amount of assets of Parent or any subsidiary of Parent; (C) any reorganization, recapitalization, dissolution or liquidation of Parent or any subsidiary of Parent; (D) any change in a majority of the board of directors of Parent; (E) any amendment to Parent's certificate of incorporation or bylaws; (F) any material change in the capitalization of Parent or Parent's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Each Major Stockholder agrees that, prior to the Voting Covenant Expiration Date, it shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause '(a)', '(b)', or ' ' of the preceding sentence.

3.2  Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Agreement: (i) each Major Stockholder shall deliver to the Company a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to such Major Stockholder's Subject Securities referred to therein (the "Proxy"); and (ii) each Major Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock or that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by such Major Stockholder.

(b) Each Major Stockholder shall, at his, her or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement with respect to such Major Stockholder's Subject Securities.

4.   REPRESENTATIONS AND WARRANTIES OF MAJOR STOCKHOLDER

Each Major Stockholder hereby represents and warrants to the Company as follows:

4.1 Authorization, Etc. Such Major Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Major Stockholder and constitute legal, valid and binding obligations of such Major Stockholder, enforceable against such Major Stockholder in accordance with their terms, subject to (i)laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Such Major Stockholder, if not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized or formed.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by such Major Stockholder does not, and the performance of this Agreement and the Proxy by such Major Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Major Stockholder or by which he, she or it or any of his, her or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which such Major Stockholder is a party or by which such Major Stockholder or any of his, her or its affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by such Major Stockholder does not, and the performance of this Agreement and the Proxy by such Major Stockholder will not, require any consent or approval of any Person.

4.3  Title to Securities. As of the date of this Agreement:

(a) such Major Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Parent Common Stock set forth beneath such Major Stockholder's signature on the signature page hereof; (b) such Major Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Parent Common Stock set forth beneath such Major Stockholder's signature on the signature page hereof; and (c) such Major Stockholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth beneath such Major Stockholder's signature on the signature page hereof.

4.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

5.   ADDITIONAL COVENANTS OF MAJOR STOCKHOLDER

5.1 Further Assurances. From time to time and without additional consideration, each Major Stockholder shall (at such Major Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Major Stockholder's sole expense) take such further actions, as the Company may reasonably request and that are necessary to carry out and make the effective terms of this Agreement.

6. MISCELLANEOUS

6.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by each Major Stockholder in this Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Merger Agreement, and (iii) the Voting Covenant Expiration Date.

6.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Major Stockholder:

at the address set forth on the signature page hereof; and


if to the Company:

Celunol Corp.
55 Cambridge Parkway
Cambridge, MA 02142
Attn: John A. McCarthy, Jr.
Fax: (617) 551-1196

with a copy to:

Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110-1726
Attn: John R. Utzschneider, Esq.
Fax: (617) 951-8736

6.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

6.5 Entire Agreement. This Agreement, the Proxy, the Merger Agreement and any Lock-up Agreement between each Major Stockholder and Parent collectively set forth the entire understanding of the Company and such Major Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between the Company and such Major Stockholder relating to the subject matter hereof and thereof.

6.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Major Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Major Stockholder and his or her heirs, estate, executors and personal representatives and his, her or its successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

6.7 Fiduciary Duties. Each Major Stockholder is signing this Agreement in such Major Stockholder's capacity as an owner of his, her or its respective Subject Securities, and nothing herein shall prohibit, prevent or preclude such Major Stockholder from taking or not taking any action in his or her capacity as an officer or director of Parent, to the extent permitted by the Merger Agreement.

6.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Major Stockholder agrees that, in the event of any breach or threatened breach by any Major Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Major Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.8, and each Major Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.9 Non-Exclusivity. The rights and remedies of the Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this Agreement, and the obligations and liabilities of each Major Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Major Stockholder's obligations, or the rights or remedies of the Company, under any other agreement between the Company and such Major Stockholder; and nothing in any such other agreement shall limit any Major Stockholder's obligations, or any of the rights or remedies of the Company, under this Agreement.

6.10   Governing Law; Venue.

(a) This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy shall be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each Major Stockholder and the
Company:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware in connection with any such legal proceeding;

(ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim by either the Company or such Major Stockholder that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) EACH MAJOR STOCKHOLDER AND THE COMPANY IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

6.11 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

6.12 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.13 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Major Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.14 Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.15       Construction.

(a)          For purposes of this Agreement, whenever the context requires:
the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words 'include' and 'including,' and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words 'without limitation.'

(d) Except as otherwise indicated, all references in this Agreement to 'Sections' and 'Exhibits' are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, the Company and each Major Stockholder have caused this Agreement to be executed as of the date first written above.


CELUNOL CORP.



By:
Name:
Title:


MAJOR STOCKHOLDER



By:
Name:
Title:

Address:

Attn:
Fax:


NUMBER OF OUTSTANDING SHARES OF
PARENT COMMON STOCK

HELD BY STOCKHOLDER:



_______________________________



NUMBER OF SHARES OF PARENT COMMON STOCK
SUBJECT TO PARENT OPTIONS AND PARENT
WARRANTS HELD BY STOCKHOLDER:



_______________________________





EXHIBIT A

FORM OF IRREVOCABLE PROXY



The undersigned Major Stockholder (the "Major Stockholder") of DIVERSA CORPORATION, a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes CARLOS RIVA, JOHN MCCARTHY and CELUNOL CORP., a Delaware corporation (the "Company"), and each of them, the attorneys and proxies of the Major Stockholder with full power of substitution and resubstitution, to the full extent of the Major Stockholder's rights with respect to (i) the outstanding shares of capital stock of Parent owned of record by the Major Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of Parent which the Major Stockholder may acquire on or after the date hereof. (The shares of the capital stock of Parent referred to in clauses '(i)' and '(ii)' of the immediately preceding sentence are collectively referred to as the "Shares".) Upon the execution hereof, all prior proxies given by the Major Stockholder with respect to any of the Shares are hereby revoked, and the Major Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, among the Company, the Major Stockholder and the other stockholders of Parent appearing as signatories thereto (the "Voting Agreement"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, the Company, Concord Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent and the Company Stockholders' Representative (the "Merger Agreement"). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the Effective Time (as defined in the Merger Agreement) of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of Parent, however called, and in connection with any written action by consent of the stockholders of Parent, as applicable.

The Major Stockholder hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of Parent, however called, and in any written action by consent of the stockholders of Parent, unless otherwise directed in writing by the Company, Major Stockholder shall cause such Major Stockholder's Subject Securities to be voted, as applicable:

(a) in favor of the issuance of Parent Common Stock pursuant to the Merger and any action required to consummate the Merger;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement; and

(c) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or any subsidiary of Parent; (B) any sale, lease or transfer of a material amount of assets of Parent or any subsidiary of Parent; (C) any reorganization, recapitalization, dissolution or liquidation of Parent or any subsidiary of Parent; (D) any change in a majority of the board of directors of Parent; (E) any amendment to Parent's certificate of incorporation or bylaws; (F) any material change in the capitalization of Parent or Parent's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

The Major Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Major Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Major Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Major Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated: February 12, 2007



MAJOR STOCKHOLDER


By:
Name:
Title:


NUMBER OF OUTSTANDING SHARES OF
PARENT COMMON STOCK
HELD BY STOCKHOLDER:



_______________________________



NUMBER OF SHARES OF PARENT COMMON STOCK
SUBJECT TO PARENT OPTIONS AND PARENT
WARRANTS HELD BY STOCKHOLDER:



_______________________________